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                                                                    EXHIBIT 11.2





                             PAGEMART WIRELESS, INC.
                    Computation of per Share Earnings (loss)


                                                              THREE MONTHS ENDED MARCH 31, 1998
                                                        ----------------------------------------------
                                                             NUMBER          PERCENT      EQUIVALENT
                                                            OF SHARES      OUTSTANDING      SHARES
                                                            ---------      -----------      ------
COMMON STOCK
   From Founders' Stock                                      2,300,000       100.00%        2,300,000
   Stock Options Exercised                                     828,571        94.10%          779,658
   Preferred Stock Converted to Common Stock                15,310,943       100.00%       15,310,943
   1994 Common Stock Offerings                              11,242,857       100.00%       11,242,857
   1995 Common Stock Offerings                               4,323,874       100.00%        4,323,874
   1996 Common Stock Offering                                6,000,000       100.00%        6,000,000
   Employee Stock Purchase Plan Shares Issued                   75,891       100.00%           75,891
   1997 Warrants Exercised                                      48,300       100.00%           48,300
                                                        ---------------                --------------
                                                            40,130,436                     40,081,523

WEIGHTED AVERAGE SHARES OUTSTANDING                                                        40,081,523

LOSS BEFORE EXTRAORDINARY ITEMS                                                         $  (9,981,000)
EXTRAORDINARY ITEMS                                                                     $ (13,808,000)
                                                                                       --------------
NET LOSS                                                                                $ (23,789,000)
                                                                                       ==============


LOSS BEFORE EXTRAORDINARY ITEMS                                                         $       (0.25)
EXTRAORDINARY ITEM                                                                      $       (0.34)
                                                                                       --------------
NET LOSS PER SHARE                                                                      $       (0.59)
                                                                                       ==============